Exhibit 5.1
July 10, 2020
Amyris, Inc.
5885 Hollis Street, Ste. 100
Emeryville, California 94608

Ladies and Gentlemen:
At your request, we have examined the registration statement on Form S-1 (the “Registration Statement”) to be filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on July 10, 2020, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 65,166,658 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which Shares consist of (i) 31,784,498 outstanding shares of Common Stock issued to the selling stockholders of the Company (the “Selling Stockholders”) pursuant to those certain Securities Purchase Agreements, dated June 1, 2020 and June 4, 2020, by and among the Company and the Selling Stockholders (the “Purchase Agreements”), and (ii) 33,382,160 shares (the “Conversion Shares”) issuable to the Selling Stockholders upon conversion of shares of the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), issued to such Selling Stockholders pursuant to the Purchase Agreements and the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock filed with the Secretary of State of Delaware on June 5, 2020 (the “Series E Certificate of Designation”). The Shares may be sold from time to time by the Selling Stockholders as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).
As to matters of fact relevant to this opinion, we have relied upon our examination of the following documents: (i) the Registration Statement and the Exhibits filed as a part thereof or incorporated therein by reference; (ii) the Prospectus; (iii) the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”); (iv) the Company’s Restated Bylaws (the “Bylaws”); (v) corporate proceedings and actions of the Company’s Board of Directors and stockholders with respect to the approval or authorization of the Restated Certificate and the Bylaws, the Purchase Agreements, the Series E Certificate of Designation, and the Registration Statement; and (vi) such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company will have available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Common Stock to be sold by the Selling Stockholders pursuant to and upon effectiveness of the Registration Statement and the Prospectus. We have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of any document we have reviewed and the due authorization, execution and delivery of all documents. We have also assumed that any certificates or instruments representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law. With respect to our opinion expressed below, we have assumed that, (i) at or prior to the time of sale of the Shares, the Registration Statement will have been declared effective under the Securities Act with respect to all of the Shares, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Shares, and (ii) the Series E Certificate of Designation will remain in full force and effect through the time of issuance of any Conversion Shares and will not be amended in any manner that effects the validity of the issuance of, or payment for, any Shares.
We have also assumed that, if necessary, all required action, resolutions and approvals of the Company’s Board of Directors and stockholders will be timely and validly taken and obtained so that, at the time the shares of Series E Preferred Stock convert into shares of Common Stock, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its certificate of incorporation to permit conversion of each share of Series E Preferred Stock in accordance with the terms of the Series E Certificate of Designation, without the breach or violation of any other agreement, commitment or obligation of the Company.
Based upon and subject to the foregoing, we are of the opinion that the Shares that may be sold by the Selling Stockholders pursuant to the Registration Statement will, when delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and, with respect to the Conversion Shares, when issued in accordance with the terms and conditions of the Series E Certificate of Designation, be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments or supplements thereto.
[The remainder of this page has intentionally been left blank]

This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP
/s/ Fenwick & West LLP